UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2004

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The purpose of this filing is to update the presentation of discontinued operations of FuelCell Energy, Inc. (the “Company”) in its consolidated statements of operations for the three months and fiscal year ended October 31, 2004. There have been no adjustments to total net loss or net loss per share for these periods.

On December 13, 2004, the Company issued a press release announcing its financial results for the three months and fiscal year ended October 31, 2004. That press release was filed as an exhibit to a Form 8-K on December 14, 2004, and reflected the sale of our Canadian solid oxide fuel cell (SOFC) operations to Versa Power Systems, Inc. (“Versa”) as a discontinued operation.

In November 2004, the FASB ratified the consensus reached by the Emerging Issue’s Task Force on Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations”. The Issue provides guidance on what constitutes “continuing involvement” in a disposed business for purposes of complying with the Paragraph 42 criteria for discontinued operations. The Company has applied this consensus to its accounting as of October 31, 2004. As the Company has a 42 percent equity interest in Versa, the Issue clarifies that this is sufficient ongoing involvement for accounting purposes to preclude presentation of the disposed business as a discontinued operation.

Therefore, results of the Canadian SOFC operation have been classified as continuing operations on our consolidated statements of operations and cash flows for the three months and fiscal year ended October 31, 2004 that will be included in the audited financial statements of the Company in its Annual Report on Form 10-K to be filed today. Accordingly, the information presented in the original Form 8-K and in the press release is hereby deemed to be modified as provided herein.

In future periods, we will account for our ownership in Versa under the equity method of accounting.

The revised Consolidated Statements of Operations are as follows:

FUELCELL ENERGY, INC.

Consolidated Statements of Operations
(Dollars in thousands, except share and per share amounts)

	Three Months Ended October 31,
	2004	2003

Revenues:
Research and development contracts	$3,837	$3,397
Product sales and revenues	5,038	3,924
Total revenues	8,875	7,321

Costs and expenses:
Cost of research and development contracts	5,408	7,462
Cost of product sales and revenues	13,031	12,159
Administrative and selling expenses	4,029	3,041
Research and development expenses	7,695	2,459
Total costs and expenses	30,163	25,121

Loss from operations	(21,288)	(17,800)

License fee (expense) income, net	(185)	67
Interest expense	(45)	(26)
Interest and other income, net	734	2,379

Net loss before provision for income tax	(20,784)	(15,380)

Provision for income taxes	--	--

Net loss	$(20,784)	$(15,380)

Loss per share basic and diluted:	$(0.43)	$(0.39)

Basic and diluted weighted average shares outstanding	48,128,925	39,345,456

FUELCELL ENERGY, INC.

Consolidated Statements of Operations
(Dollars in thousands, except share and per share amounts)

	Fiscal Year Ended October 31,
	2004	2003
Revenues:
Research and development contracts	$18,750	$17,709
Product sales and revenues	12,636	16,081
Total revenues	31,386	33,790

Costs and expenses:
Cost of research and development contracts	27,290	35,827
Cost of product sales and revenues	39,961	50,391
Administrative and selling expenses	14,901	12,631
Research and development expenses	26,677	8,509
Purchased in-process research and development	12,200	--
Total costs and expenses	121,029	107,358

Loss from operations	(89,643)	(73,568)

License fee income, net	19	270
Interest expense	(137)	(128)
Interest and other income, net	2,472	6,012

Net loss from continuing operations before provision for income tax	(87,289)	(67,414)

Provision for income taxes	--	--

Net loss from continuing operations	$(87,289)	$(67,414)

Discontinued operations, net of tax	846	--

Net loss	$(86,443)	$(67,414)

Loss per share basic and diluted:
Continuing operations	$(1.82)	$(1.71)
Discontinued operations	0.01	--
Net loss	$(1.81)	$(1.71)
Basic and diluted weighted average shares outstanding	47,875,342	39,342,345

The information set forth in this Form 8-K, including the exhibit attached hereto, is being furnished solely pursuant to Item 2.02 of Form 8-K. Consequently, it shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

By: /s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

Date: January 14, 2005